Exhibit 8.2

Joe R. Lane (1858-1931)	_____________________________	Samuel J. Skorepa*
Charles M. Waterman (1847-1924)		Kurt P. Spurgeon*
C. Dana Waterman III		Joshua J. McIntyre*
Terry M. Giebelstein*		Brett R. Marshall*
Rand S. Wonio		Kyle R. Day*
Curtis E. Beason		Andrea D. Mason*
Robert V. P. Waterman, Jr.*		James W. White*
R. Scott Van Vooren*
Richard A. Davidson*	220 North Main Street, Suite 600
Michael P. Byrne*	Davenport, Iowa 52801-1987	Registered Patent Attorney
Edmund H. Carroll*	Telephone (563) 324-3246	April A. Price*
Theodore F. Olt III*	Fax (563) 324-1616
Jeffrey B. Lang*		Of Counsel
Judith L. Herrmann*		Robert A. Van Vooren*
Robert B. McMonagle*		Thomas N. Kamp
Christopher J. Curran*	Writer’s Direct Dial: (563) 333-6624	William C. Davidson*
Joseph C. Judge*	E-Mail Address: rdavidson@l-wlaw.com	Charles E. Miller*
Jason J. O’Rourke*	www.L-WLaw.com	James A. Mezvinsky
Troy A. Howell*		David A. Dettmann*
Diane M. Reinsch*		Michael L. Noyes
Catherine E. E. Hult*		Jeffrey W. Paul*
Mikkie R. Schiltz*	September 9, 2015
Diane E. Puthoff*		*Also Admitted in Illinois
Wendy S. Meyer*
Ian J. Russell*		Illinois Office
Benjamin J. Patterson*		3551 7th Street, Suite 110
Douglas R. Lindstrom, Jr.*		Moline, IL 61265
Rian D. Waterman*
Abbey C. Furlong*

JOHN DEERE CAPITAL CORPORATION	JOHN DEERE RECEIVABLES, INC.
1 East First Street, Suite 600	1 East First Street, Suite 600
Reno, NV 89501	Reno, NV 89501
Attention: Manager	Attention: Manager

WELLS FARGO DELAWARE TRUST	U.S. BANK NATIONAL ASSOCIATION
COMPANY, N.A.	190 South LaSalle Street, 7th Floor
919 North Market Street, Suite 1600	Mail Code MK-IL-SL7R
Wilmington, DE 19801	Chicago, IL 60603
Attention: Corporate Trust Administration

RBC CAPITAL MARKETS, LLC	BARCLAYS CAPITAL INC.
Three World Financial Center	745 Seventh Avenue
200 Vesey Street	New York, NY 10019
New York, NY 10281

J.P. MORGAN SECURITIES LLC	HSBC SECURITIES (USA) INC.
383 Madison Avenue	452 Fifth Avenue
New York, NY 10179	New York, NY 10018

MITSUBISHI UFJ SECURITIES (USA), INC.
1221 Avenue of the Americas
New York, NY 10020

RE:	REGISTRATION STATEMENT ON FORM S-3
REGISTER JOHN DEERE OWNER TRUST 2015-B
(the “Registration Statement”)

Ladies and Gentlemen:

JOHN DEERE CAPITAL CORPORATION
JOHN DEERE RECEIVABLES, INC.
WELLS FARGO DELAWARE TRUST COMPANY, N.A.
U.S. BANK NATIONAL ASSOCIATION
RBC CAPITAL MARKETS, LLC
BARCLAYS CAPITAL INC.
J.P. MORGAN SECURITIES LLC
HSBC SECURITIES (USA) INC.
MITSUBISHI UFJ SECURITIES (USA), INC.
September 9, 2015

We have acted as special Iowa tax counsel for John Deere Owner Trust 2015-B (the “Trust”) and John Deere Receivables, Inc., a Nevada corporation (“JDRI”), in connection with the Registration Statement on Form S-3, as amended (the “Registration Statement”), filed by JDRI on behalf of the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance by the Trust of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates”).  The Notes are to be issued pursuant to an Indenture dated as of September 9, 2015, between the Trust and U.S. Bank National Association, a national banking association (“Indenture Trustee”), substantially in the form of Exhibits “D”, “E”, “F” and “G” thereto. The Certificates are to be issued substantially in the form of Exhibit “A” to the Trust Agreement dated September 2, 2015, between Wells Fargo Delaware Trust Company, N.A., as Owner Trustee, and JDRI, as Depositor. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement dated September 1, 2015 among JDRI; John Deere Capital Corporation; RBC Capital Markets, LLC; Barclays Capital Inc.; and J.P. Morgan Securities LLC, on their own behalf and as representatives of the underwriters named therein.

Because the Class A-1 Notes are not being offered and are anticipated to be retained by the Depositor or an affiliate of the Depositor on the date hereof, neither this opinion nor the statements set forth in the Preliminary Prospectus Supplement and the Prospectus Supplement under the heading “CERTAIN IOWA TAX CONSIDERATIONS” address the Iowa state tax considerations relevant to the purchase, ownership or disposition of the Class A-1 Notes. Thus, references to “offered Notes” in this opinion, the Preliminary Prospectus Supplement and the Prospectus Supplement refer only to the Class A-2, Class A-3 and Class A-4 Notes.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prospectus included in the Registration Statement; (iii) the Preliminary Prospectus Supplement and the Prospectus Supplement included in the Registration Statement; (iv) the Indenture; (v) the Trust Agreement; (vi) the Sale and Servicing Agreement; (vii) the Administration Agreement; and (viii) the Purchase Agreement (collectively the “Documents”).  As to any facts material to the opinion expressed herein, we have relied solely upon the factual matters contained in the representations and statements made in the Documents and we have not independently established or verified their accuracy. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the

JOHN DEERE CAPITAL CORPORATION
JOHN DEERE RECEIVABLES, INC.
WELLS FARGO DELAWARE TRUST COMPANY, N.A.
U.S. BANK NATIONAL ASSOCIATION
RBC CAPITAL MARKETS, LLC
BARCLAYS CAPITAL INC.
J.P. MORGAN SECURITIES LLC
HSBC SECURITIES (USA) INC.
MITSUBISHI UFJ SECURITIES (USA), INC.
September 9, 2015

authenticity of the originals of such copies.  We have also assumed the due execution and delivery pursuant to due authorization by each of the entities party to the Documents.

We are members of the Bar of the State of Iowa, and we express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of Iowa.

We hereby confirm that the statements set forth in the Preliminary Prospectus Supplement and the Prospectus Supplement forming a part of the Registration Statement under the caption “CERTAIN IOWA TAX CONSIDERATIONS” accurately describe the material Iowa income tax consequences to holders of the offered Notes and the Certificates.

We know that we are referred to under the headings “CERTAIN IOWA TAX CONSIDERATIONS” and “LEGAL OPINIONS” in the Preliminary Prospectus Supplement and the Prospectus Supplement and the heading “LEGAL OPINIONS” in the Prospectus and we hereby consent to the use of our name therein.

Very truly yours,

LANE & WATERMAN LLP

/s/ Lane & Waterman LLP